UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 7, 2005 (December 7, 2005)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)  (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.                                          Regulation FD Disclosure.

On December 7, 2005, Smurfit-Stone Container Corporation (the “Company”) requested an amendment from the Company’s lending group to avoid the possibility of violating financial covenants contained in the Company’s credit agreement entered into on November 1, 2004, as amended.

The Company is requesting an amendment to Sections 7.14 and 7.15 of the credit agreement to revise the Consolidated Senior Secured Leverage Ratio and the Interest Coverage Ratio, respectively, for the fiscal quarters ending December 31, 2005 through September 30, 2007 as follows:

Period	Consolidated Senior Secured Leverage Ratio	Interest Coverage Ratio
October 1, 2005 through December 31, 2005	4.25 to 1.00	1.50 to 1.00
January 1, 2006 through March 31, 2006	5.25 to 1.00	1.25 to 1.00
April 1, 2006 through June 30, 2006	5.75 to 1.00	1.10 to 1.00
July 1, 2006 through September 30, 2006	5.00 to 1.00	1.25 to 1.00
October 1, 2006 through December 31, 2006	4.00 to 1.00	1.50 to 1.00
January 1, 2007 through March 31, 2007	3.75 to 1.00	1.50 to 1.00
April 1, 2007 through June 30, 2007	3.50 to 1.00	1.75 to 1.00
July 1, 2007 through September 30, 2007	3.25 to 1.00	1.75 to 1.00
Thereafter	3.00 to 1.00	2.00 to 1.00

In addition, the Company proposes to revise the definition of “Applicable Rate” in the credit agreement to reflect the following:

With respect to any ABR Term Loan or any Eurodollar Term Loan, the applicable percentage set forth below:

Consolidated Senior Secured Leverage Ratio	ABR Term Spreads	Eurodollar Term Spreads
Greater than 3.0 to 1.0	1.25%	2.25%
Less than or equal to 3.0 to 1.0	1.00%	2.00%

With respect to any ABR Revolving Loan, ABR Revolving (Canadian) Loan or Canadian Prime Rate Loan, Eurodollar Revolving Loan, Eurodollar Revolving (Canadian) Loan or B/A Loan, or commitment fees in respect of unused Revolving Credit Commitments and unused Revolving (Canadian) Credit Commitments, the applicable percentage set forth below:

Consolidated Leverage Ratio	ABR Revolving / Canadian Prime Rate Spreads	Eurodollar Revolving / B/A Spreads	Commitment Fees
Greater than 4.0 to 1.0	1.25%	2.25%	0.50%
Greater than 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.00%	2.00%	0.50%
Greater than 2.0 to 1.0 but less than or equal to 3.0 to 1.0	0.75%	1.75%	0.50%
Less than or equal to 2.0 to 1.0	0.50%	1.50%	0.375%

In addition, the Applicable Rate would increase by 0.25% if at any time the Company’s Senior Secured Indebtedness is rated lower than BB- by Standard & Poor’s and Ba3 by Moody’s Investors Service.  The Applicable Rate with respect to Revolving Loans, Revolving (Canadian) Loans, Canadian Prime Rate Loans and B/A Loans would also increase by 0.25% if at any time the Company’s Consolidated Senior Secured Leverage Ratio exceeds 3.0 to 1.0.

The proposed amendment would also provide for a prepayment premium equal to 1.0% of the amount of any prepayment of a term loan, deposit funded loan or deposit as a result of a repricing transaction if the prepayment is made prior to the first anniversary of the amendment effective date.

While the Company expects to obtain such amendment effective as of the end of its fiscal fourth quarter ending December 31, 2005, failure to obtain the amendment could result in a material adverse impact on the Company’s financial condition.

The information set forth in this Current Report on Form 8-K is being furnished pursuant to Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the Company.  Certain matters contained herein including, but not limited to, the Company’s ability to obtain an amendment to its credit agreement, are based upon information available to Company management as of the date hereof.  These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that may cause such a difference include, but are not limited to, failure to obtain the amendment on terms acceptable to the Company, as well as other risks and uncertainties described in “forward-looking statements” in the Company’s annual report on Form 10-K for the year ended December 31, 2004, as updated from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 7, 2005

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel